UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
of the
SECURITIES EXCHANGE ACT OF 1934

Date of Event: June 19, 2007

Nexia Holdings, Inc.
(Exact name of registrant as specified in its charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

33-2128-D	84-1062062
(Commission File Number)	(IRS Employer Identification Number)

c/o Richard Surber, President
59 West 100 South, Second Floor, Salt Lake City, Utah 84101
(Address of principal executive offices)

(801) 575-8073
(Registrant's telephone number, including area code)

ITEM 8.01 Other Events

Nexia Holdings, Inc. (Nexia) has signed a letter of intent to acquire 100% ownership of Newby Salons, L.L.C. (Newby) from its owners in exchange for the issuance of 60,000 shares of Nexia’s Series C Preferred Stock.  Newby operates a hair salon under the name Reflections in Bountiful, Utah that utilizes the Aveda® line of products exclusively.  Newby is owned by Anthony Newby and Brooke Newby, Anthony Newby has agreed to provide marketing and management expertise to Nexia and its Landis operations following the closing of a definitive agreement to make the stated transfer.

All Series C Preferred Stock issued out in the above transaction will be locked up for a period of 2 years.

A press release discussing the signing was released on June 20, 2007 and a copy thereof is attached hereto as an exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT	PAGE
NO.	NO.	DESCRIPTION

99.1	3	Nexia Holdings, Inc. press release of June 20, 2007 announcing the signing of a Letter of Intent to Acquire 100% ownership of Newby Salons, L.L.C.

99.2	5	Letter of Intent between Nexia Holdings, Inc. and Newby Salons LLC

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Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nexia Holdings, Inc.

Date: June 20, 2007	By:	/s/ Richard Surber
Richard Surber
CEO, CFO, President and Director

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